Exhibit 10-N-8

Executive Compensation Recoupment Policy

On February 25, 2011, the Compensation Committee of the Board of Directors formally adopted an amended and restated policy of recoupment of compensation in certain circumstances.  The purpose of this policy is to help ensure executives act in the best interests of the Company.  The policy requires any Company officers to repay or return cash bonuses and/or equity awards in the event:  (i) the Company issues a material restatement of its financial statements where the restatement was caused by such officer’s intentional misconduct; (ii) such officer was found to be in violation of non-compete provisions of any plan or agreement; or (iii) such officer has committed ethical or criminal violations.  The Committee will consider all relevant factors and exercise business judgment in determining any appropriate amounts to recoup up to 100% of compensation awarded.  The policy will apply to the Incentive Bonus Plan beginning with the 2010 performance period and equity awards beginning with grants made in 2011.